Exhibit 99.27
Exhibit A

IP

Mark	Registration No.	Registration Date
UNISTAR NUCLEAR	3308933	October 9, 2007
UNISTAR NUCLEAR	3308934	October 9, 2007
UNISTAR NUCLEAR	3308935	October 9, 2007
UNISTAR NUCLEAR	3308936	October 9, 2007
UNISTAR NUCLEAR	3308937	October 9, 2007
UNISTAR NUCLEAR	3308938	October 9, 2007
UNISTAR NUCLEAR [and design]:	3308939	October 9, 2007
UNISTAR NUCLEAR [and design]:	3308940	October 9, 2007
UNISTAR NUCLEAR [and design]:	3308941	October 9, 2007
UNISTAR NUCLEAR [and design]:	3308942	October 9, 2007
UNISTAR NUCLEAR [and design]:	3308943	October 9, 2007
UNISTAR NUCLEAR [and design]:	3308944	October 9, 2007